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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported): May 6, 1998


                           NEBCO EVANS HOLDING COMPANY
               (Exact Name of Registrant as Specified in Charter)


         Delaware                                            06-1444203
     (State or Other        (Commission File Number)        (IRS Employer
     Jurisdiction of                                     Identification No.)
      Incorporation)


                               545 Steamboat Road
                          Greenwich, Connecticut 06830
                    (Address of Principal Executive Offices)


                                 (203) 661-2500
              (Registrant's telephone number, including area code)



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Item 5. Other Events.

            Nebco Evans Holding Company's wholly owned subsidiary, AmeriServe Food Distribution, Inc. ("AmeriServe"), has been informed by Wendy's International, the franchiser of the Wendy's concept, that it has selected SYSCO/Sygma as its distributor in certain geographic markets and that it will begin to transfer the business of its corporate owned units away from AmeriServe beginning in late 1998. In addition, Wendy's International has indicated that it will attempt to remove AmeriServe as an authorized distributor and influence its franchisee operators to transfer their business to SYSCO/Sygma. AmeriServe intends to take all appropriate actions to continue servicing the Wendy's franchisees, including maintaining the highest levels of customer service. AmeriServe and ProSource, Inc., the acquisition of which AmeriServe anticipates closing in late May 1998, currently service approximately 479 units owned by Wendy's International. In addition, AmeriServe and ProSource, Inc. service approximately 1,500 franchised units. In total, AmeriServe sales to the Wendy's concept, including ProSource sales on a proforma basis, were approximately $650 million in 1997, of which Wendy's corporate owned units represented approximately $150 million, or less than 2% of total proforma revenues.



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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    NEBCO EVANS HOLDING COMPANY



                                       By:  /s/ Kevin Rogan
                                       Name:    Kevin Rogan
Date: May 6, 1998                      Title:   Vice President and Secretary



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